UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 27, 2005
Date of Report (Date of earliest event reported)

Matria Healthcare, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20619	20-2091331

(Commission File Number)	(IRS Employer Identification No.)

1850 Parkway Place, Marietta, GA	30067

(Address of Principal Executive Offices)	(Zip Code)

770-767-4500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     * Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     * Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     * Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     * Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On April 27, 2005 Matria Healthcare, Inc. (the “Company”) mailed a notice of redemption to the holders of its 4.875% convertible senior subordinated notes due 2024 (the “Notes”). Prior to May 27, 2005, (the “Redemption Date”), all outstanding Notes were converted by the holders thereof into shares of the Company’s common stock. As a result of the complete conversion of the Notes, the Company has issued an aggregate of 4,387,772 shares of common stock (the “Conversion Shares”). In addition, on the Redemption Date, the Company paid a Make-Whole Payment of $15,499,664.55 in cash to the former holders of the Notes.

     The Company has previously filed a Registration Statement on Form S-3 (Registration No. 333-116200) that may be used by the holders of the Conversion Shares named in the prospectus included in the Registration Statement for the resale of such Conversion Shares.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matria Healthcare, Inc.
By:	/s/ Parker H. Petit
Parker H. Petit
Chairman and Chief Executive Officer

Dated: June 2, 2005